EXHIBIT 99.1

Seritage Growth Properties Marks Three Year Anniversary of NYSE Listing
– Provides Update on Leasing, Development and Transaction Activity –

New York, NY – July 12, 2018 – Seritage Growth Properties (NYSE: SRG) (“Seritage” or the “Company”) today commemorated the third anniversary of its listing on the New York Stock Exchange (NYSE) with an update on the Company’s leasing, development and transaction activity from its formation and public listing on July 7, 2015 through June 30, 2018.

“As we mark the completion of our first three years as a public company, and on the heels of strong leasing, development and transaction activity in the first half of 2018, we are confident that our platform, scale and control over well-located real estate will continue to position us as a preferred partner for growing retailers, mixed-use developers and institutional capital providers,” said Benjamin Schall, President and Chief Executive Officer.  “Based on the strength of our national platform and dedicated team members, we have now executed 6.1 million square feet of new leasing at average rents of approximately $17.50 PSF and a 4.1x re-leasing multiple, and completed or commenced 88 redevelopment projects totaling $1.3 billion of estimated capital investment at unlevered returns on cost of approximately 11%.”

Mr. Schall continued, “Over the past three years, we have established a consistent track record of generating value upon redevelopment, while also substantially diversifying our tenant base.  As of June 30th, Sears Holdings was no longer the primary tenant at 129 of our 249 assets, and we remain on track to have Sears Holdings account for less than 35% of our contractual rental income by the end of 2018, down meaningfully from nearly 80% when we started.  As we look forward, we are increasingly focused on our larger value creation opportunities, including a number of significant densification and mixed-use projects, and further establishing Seritage as a leading growth platform in a transforming industry.”

Leasing Activity During First 3 Years
•	Signed new leases totaling 6.1 million square feet year since formation, encompassing 231 new leases with over 120 unique tenants, including 853,000 square feet in the second quarter of 2018.
•
Established the Company as a preferred partner for high growth tenants in entertainment, food and beverage (over 35% of lease activity since formation), everyday uses such as gyms and grocers (over 20%), off price retail (15%), home furnishings and goods (over 10%) and other growing retail and service categories.

•
Achieved an average releasing multiple of 4.1x for space currently or formerly occupied by Sears Holdings Corporation (“Sears”), with new rents averaging approximately $17.60 PSF compared to approximately $4.30 PSF paid by Sears.

•
Increased diversified, non-Sears rental income to 57% of total rental income from 22% at inception, based on signed leases, and decreased Sears rental income to 43% of total rental income from 78% at inception.

•	Increased diversified, non-Sears rental income by 190% to over $127 million, based on signed leases and after the impact of the joint venture and asset sale activity described below.
•	Including recently submitted recapture and termination notices, Sears Holdings is no longer the primary tenant at 129 of the Company’s properties, up from 19 properties at formation.

The table below summarizes the Company’s leasing activity since inception through June 30, 2018:

(in thousands except number of leases and PSF data)

	Total				Release of Sears Holdings Space
Period	Leases	Leased GLA	Annual Rent	Annual Rent PSF	Leases	Leased GLA	Annual Rent	Annual Rent PSF	Releasing Multiple
2H 2015	9	154	$4,650	$30.28	6	130	$3,820	$29.41	4.4	x
2016	65	2,070	36,600	17.68	59	1,882	33,610	17.86	4.5	x
2017	94	2,606	44,717	17.16	86	2,476	43,299	17.49	4.0	x
Q1 2018	20	391	7,915	20.24	19	389	7,891	20.29	4.1	x
Q2 2018	43	853	12,100	14.19	43	853	12,100	14.19	3.6	x
1H 2018	63	1,244	20,015	16.09	62	1,242	19,991	16.10	3.8	x
Total	231	6,074	$105,982	$17.45	213	5,730	$100,720	$17.58	4.1	x

Development Activity During First 3 Years
•
Completed or commenced 88 wholly-owned redevelopment projects with projected cost of $1.3 billion since the Company’s formation, including five new projects commenced in the second quarter of 2018 with a total investment of approximately $58 million.

•	Projected unlevered returns on cost of approximately 11% on 73 new projects initiated solely on the Seritage platform.

The table below summarizes the Company’s development activity since inception through June 30, 2018:

(in thousands except number of properties and yeilds)
Quarter	Number of Projects	Project Square Feet	Estimated Development Costs (1)	Estimated Project Costs (1)
Acquired (2)	15	-	$63,600	$63,600
2H 2015	5	352	51,500	64,200
2016(3)	28	2,677	353,600	370,700
2017 (3)	30	3,517	650,000	693,600
Q1 2018	5	822	96,900	99,300
Q2 2018	5	547	53,400	53,400
1H 2018	10	1,369	150,300	152,700
Total	88	7,915	$1,269,000	$1,344,800

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projects were in various stages of development when acquired by the Company in July 2015.
(3)	Project square feet, development costs and project costs include expansions to previously announced projects.

Transaction Activity During First 3 Years
•
Generated nearly $650 million of cash proceeds since the Company’s formation through select asset monetization, strategic joint ventures and opportunistic capital markets activity, including over $140 million in cash proceeds year to date in 2018.

•
Includes new partnerships with Invesco Real Estate at projects in Santa Monica and La Jolla (UTC), CA and First Washington Realty in West Hartford, CT, and the disposition of certain original joint venture interests to the Company’s partners and a number of assets located in smaller markets to end users and local developers.

•	Announced three mixed-use partnerships for an office development in Dallas (Valley View), TX and multifamily developments in Newark, CA and Redmond, WA.

About Seritage Growth Properties
Seritage Growth Properties is a publicly-traded, self-administered and self-managed REIT with 225 wholly-owned properties and 24 joint venture properties totaling approximately 39 million square feet of space across 49 states and Puerto Rico.  The Company was formed to unlock the underlying real estate value of a high-quality retail portfolio it acquired from Sears Holdings in July 2015.  Pursuant to a master lease, the Company has the right to recapture certain space from Sears Holdings for retenanting or redevelopment purposes.  The Company's mission is to create and own revitalized shopping, dining, entertainment and mixed-use destinations that provide enriched experiences for consumers and local communities, and create long-term value for our shareholders.

Forward-Looking Statements
This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to:  competition in the real estate and retail industries; our substantial dependence on Sears Holdings; Sears Holdings' termination and other rights under its master lease with us; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our limited operating history.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the "Risk Factors" and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

Contact
Seritage Growth Properties
646-277-1268
IR@Seritage.com